UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 13, 2015, Trevena, Inc. (the “Company”) completed the sale of 2,700,000 shares of its common stock, par value $0.001 per share, at a weighted average price per share of $6.2503, for aggregate net proceeds of approximately $16.3 million. The shares were sold through Cowen and Company, LLC, or Cowen, pursuant to a sales agreement with them dated April 3, 2015.  Following these sales, the Company may offer and sell additional shares of its common stock having an aggregate offering price of up to approximately $23.1 million from time to time through Cowen pursuant to the sales agreement.  The Company now believes that its existing cash and cash equivalents and marketable securities as of March 31, 2015, together with the net proceeds from the May 13, 2015 sales, will be sufficient to fund its operating expenses and capital expenditure requirements through the fourth quarter of 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: May 13, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel and Corporate Secretary

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